UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PAPAYA GROWTH OPPORTUNITY CORP. I

(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Item 8.01. Other Events.

On February 12, 2024, Papaya Growth Opportunity Corp. I (the “Company”) announced that it intends to adjourn its special meeting in lieu of annual meeting of stockholders (the “Special Meeting”) scheduled to be held on February 13, 2024 at 11:00 am Eastern Time. The Special Meeting will be adjourned to February 16, 2024 at 11:00 a.m. Eastern Time. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting.

As previously announced, the Company will hold the Special Meeting at which stockholders will be asked to vote on the following proposals: (i) a proposal (the “Extension Amendment Proposal”) to amend the Company’s Second Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate a business combination (the “Combination Period”) for an additional one (1) month each time, from February 19, 2024 to January 19, 2025 (as extended, the “Extended Date”); (ii) a proposal (the “Trust Amendment Proposal,” and together with the Extension Amendment Proposal, the “Amendment Proposals”), to amend the Company’s investment management trust agreement, dated January 13, 2022, with Continental Stock Transfer & Trust Company, as trustee (as amended, the “Trust Agreement”) to allow the Company to extend the Combination Period to the Extended Date, by depositing into the Company’s trust account a monthly extension payment for each outstanding share of the Company’s Class A common stock, par value $0.0001 per share, issued in the Company’s Initial Public Offering (the “Public Shares”) after giving effect to redemptions (the “Extension Payment”); and (iii) a proposal to adjourn the Special Meeting from time to time to solicit additional proxies in favor of the Amendment Proposals or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “trend,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual actions and results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results include, but are not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Additional Information and Where to Find It

The Company has filed with the SEC the Definitive Proxy Statement in connection with the Special Meeting and, beginning on or about January 18, 2024, mailed the Definitive Proxy Statement and other relevant documents to its stockholders as of the January 9, 2024 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, the Special Meeting and related matters. Stockholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2024	PAPAYA GROWTH OPPORTUNITY CORP. I

	By:	/s/ Clay Whitehead
Name: Clay Whitehead
Title: Chief Executive Officer